Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION ANNOUNCES

THIRD QUARTER CASH DIVIDEND

GETTYSBURG, PA, July 22, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced today that the Board of Directors approved and declared a regular quarterly cash dividend of $0.25 per share of ACNB Corporation common stock payable on September 15, 2021, to shareholders of record as of August 31, 2021. This per share amount will result in aggregate dividend payments of approximately $2.2 million to ACNB Corporation shareholders in the third quarter of 2021. Compared to a year ago, ACNB Corporation also paid a $0.25 dividend per common share in the third quarter of 2020. This dividend declaration for the third quarter of 2021 marks the Corporation’s 155th consecutive quarterly cash dividend to shareholders since its formation in 1982.

“At ACNB Corporation, there is a long history of continuous and meaningful quarterly cash dividends paid to shareholders. In fact, the Corporation and its predecessor, prior to the formation of the holding company, have a unique dividend history. Regular quarterly cash dividends have been paid consistently for more than 50 years, even during times of financial crisis and the COVID-19 pandemic,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “For this quarter, the regular cash dividend to our shareholders remains steady at $0.25 per common share, as it has throughout the pandemic.”

ACNB Corporation

Press Release/Third Quarter Cash Dividend

July 22, 2021

Mr. Helt continued, “Due to the convergence of management discipline and the successful execution of strategic initiatives despite the pandemic, ACNB Corporation shareholders were rewarded with a special cash dividend of an additional $0.02 per common share on June 15, 2021. Looking forward, we continue to be cautiously optimistic for the remainder of 2021 and into 2022 as we refine and pursue our strategic plan focused on organic and inorganic growth. At ACNB Corporation, the vision is to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions. Our staff members work hard to fulfill this vision every business day for the benefit of customers and shareholders alike.”

With this third quarter dividend, the regular quarterly cash dividends paid to shareholders for the first nine months of 2021 will total $0.75 per common share along with the special cash dividend of an additional $0.02 per common share paid on June 15, 2021. These per share amounts will result in a total of more than $6.7 million paid to shareholders through the first three quarters of 2021. In comparison to a year ago, ACNB Corporation also paid a total of $0.75 per common share in regular cash dividends for the first three quarters of 2020, resulting in an aggregate of more than $6.5 million paid to shareholders during the same period.

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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ACNB Corporation

Press Release/Third Quarter Cash Dividend

July 22, 2021

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-12

July 22, 2021